Exhibit 10.1

January 8, 2021

Sigma Labs, Inc.

3900 Paseo del Sol

Santa Fe, New Mexico 87507

Attention: Mark Ruport

(Mark@sigmalabsinc.com)

Re:	Form of Limited Waiver

Reference is made to the Securities Purchase Agreement, dated as of January 27, 2020 (the “January Securities Purchase Agreement”), between Sigma Labs, Inc., a Nevada corporation (the “Company”), the undersigned (the “Holder”) and the other investors signatory thereto (the “Other Holders”, and together with the Holder, the “Investors”). Reference is also made to the Securities Purchase Agreement, dated as of April 2, 2020 (the “April Securities Purchase Agreement”), between the Company, the Holder and the Other Holders. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the January Securities Purchase Agreement.

Effective as of January 28, 2020, the Holder hereby waives, in part, the first sentence of Section 2(b)(iv) of the Warrant (as defined in the January Securities Purchase Agreement) (the “January Warrant”) of the Holder such that, with respect to any given Subsequent Placement, the deemed aggregate consideration per share of Common Stock in such Subsequent Placement as determined in accordance with the first sentence of Section 2(b)(iv) of the January Warrant, if applicable, shall not exceed such deemed aggregate consideration per share of Common Stock as determined as if the following amended and restated the first sentence of such Section 2(b)(iv):

If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lower of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Convertible Security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Sections 2(b)(i) or 2(b)(ii) above and (z) the lowest VWAP of the shares of Common Stock on any Trading Day during the five (5) Trading Day period (the “Adjustment Period”) immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the Principal Market on a Trading Day, such Trading Day shall be the first Trading Day in such five Trading Day period and if this Common Warrant is exercised, on any given Exercise Date during any such Adjustment Period, solely with respect to such portion of this Common Warrant converted on such applicable Exercise Date, such applicable Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Exercise Date).

Effective as of April 2, 2020, the Holder hereby waives, in part, the first sentence of Section 2(b)(iv) of the Series A Warrant (as defined in the April Securities Purchase Agreement) (the “April Warrant”) of the Holder such that, with respect to any given Subsequent Placement, the deemed aggregate consideration per share of Common Stock in such Subsequent Placement as determined in accordance with the first sentence of Section 2(b)(iv) of the April Warrant, if applicable, shall not exceed such deemed aggregate consideration per share of Common Stock as determined as if the following amended and restated the first sentence of such Section 2(b)(iv):

If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lower of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Convertible Security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Sections 2(b)(i) or 2(b)(ii) above and (z) the lowest VWAP of the shares of Common Stock on any Trading Day during the five (5) Trading Day period (the “Adjustment Period”) immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the Principal Market on a Trading Day, such Trading Day shall be the first Trading Day in such five Trading Day period and if this Warrant is exercised, on any given Exercise Date during any such Adjustment Period, solely with respect to such portion of this Warrant converted on such applicable Exercise Date, such applicable Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Exercise Date).

As consideration for the foregoing waivers, the Company and the holder hereby agree as follows: (i) the Company hereby issues to the Holder an additional warrant to purchase Common Stock, in the form attached hereto as Exhibit A, to acquire such aggregate number of shares of Common Stock as set forth on the signature page of the holder attached hereto (the “Additional Warrant”, as exercised, the “Additional Warrant Shares”) and (iv) as used in Transaction Documents (other than the Registration Rights Agreement), the definition of (A) “Warrants” (as defined in the Securities Purchase Agreement) shall be deemed to include the Additional Warrants, (B) “Warrant Shares” (as defined in the Securities Purchase Agreement) shall be deemed to include the Additional Warrant Shares and (C) “Transaction Documents” (as defined in the Securities Purchase Agreement) shall be deemed to include this letter agreement. For the avoidance of doubt, the parties hereto acknowledge and agree that, as of the date hereof, the Exercise Price (as defined in the Warrant and the Series A Warrants, respectively) after giving effect to this letter agreement and the closing of the Company’s underwritten public offering on January 12, 2021, shall be $2.50 (subject to adjustment as provided in the terms of the Warrant and the Series A Warrant, as applicable).

2

Except as set forth on Schedule 3(a) attached hereto, the Company hereby makes the representations and warranties to the Holder as set forth in Section 3(a)-(j) and 3(vv) of the January Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the date hereof as set forth in their entirety in this Amendment, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this letter agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” and to “the date hereof” being deemed references to the date of this letter agreement.

The Company shall, on or before 8:30 a.m., New York City time, on or prior to January 12, 2021, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this letter agreement and the form of Additional Warrant, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this letter agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries (as applicable) or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries (as applicable) or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any letter agreement with respect to the transactions contemplated by this letter agreement or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries (as applicable) and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

3

The Company shall reimburse Kelley Drye & Warren LLP, counsel to the Holder, on demand, a non-accountable amount of $15,000 for its fees and expenses in connection with the structuring, documentation, negotiation of this letter.

For the sake of clarity, notwithstanding the foregoing consent, each of the Transaction Documents shall remain in full force and effect and is hereby ratified and confirmed in all respects.

The obligations of the Holder under this limited waiver are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any other agreement (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this limited waiver or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this limited waiver or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this limited waiver, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this letter agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this letter agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this letter agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Settlement Document.

4

Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

HOLDER:

Aggregate Number of Additional Warrant
Shares Issuable upon Additional Warrants
to be Issued (without regards to any limitation on
exercise therein):

COMPANY

By:
Mark Ruport, CEO

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